FOR IMMEDIATE RELEASE

Labcorp Contacts:

Media: Chris Allman-Bradshaw – 336-436-8263
Media@Labcorp.com

Investors: Chas Cook — 336-436-5076
Investor@Labcorp.com

LABCORP COMPLETES ACQUISITION OF MYRIAD AUTOIMMUNE'S VECTRA TESTING BUSINESS

BURLINGTON, N.C., Sept. 13, 2021 — Labcorp (NYSE: LH), a leading global life sciences company, today announced that it has closed its acquisition of select operating assets and intellectual property (IP) from Myriad Genetics’ autoimmune business unit, including the Vectra® rheumatoid arthritis (RA) assay. Earlier this year, Labcorp entered into a definitive agreement to acquire Myriad’s Vectra test, related IP and other RA assets, bolstering its scientific leadership in rheumatology. Specific terms of the transaction were not disclosed.

About Labcorp
Labcorp is a leading global life sciences company that provides vital information to help doctors, hospitals, pharmaceutical companies, researchers, and patients make clear and confident decisions. Through our unparalleled diagnostics and drug development capabilities, we provide insights and accelerate innovations to improve health and improve lives. With more than 70,000 employees, we serve clients in more than 100 countries. Labcorp (NYSE: LH) reported revenue of $14.0 billion in FY2020. Learn about Labcorp at www.Labcorp.com, or follow us on LinkedIn and Twitter @Labcorp.

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